UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2024

US Foods Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 100

Rosemont, IL 60018

(Address of principal executive offices) (Zip code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Incremental Senior Secured Term Loan Facility

On October 3, 2024, US Foods, Inc. (the “Company”) entered into the Thirteenth Amendment (the “Term Loan Amendment”) to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, the “Credit Agreement”), by and among the Company, the other loan parties party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and the lenders from time to time party thereto. The Term Loan Amendment provides for two new tranches of term loans under the Credit Agreement:

(a)            incremental senior secured loans in an aggregate principal amount of $610 million scheduled to mature on November 22, 2028 (the “2024 Repriced Term Loans”) and

(b)            incremental senior secured loans in an aggregate principal amount of $725 million scheduled to mature on October 3, 2031 (the “2024 Replacement Term Loans” and together with 2024 Repriced Term Loans, the “New Term Loans”).

Borrowings under the New Term Loans, together with the net proceeds from the offering of the Notes (as defined below) and cash on hand, were used (x) to repay in full the Company’s existing term loans scheduled to mature on September 13, 2026 and (y) to repay in full (other than amounts that were rolled on a cashless basis into the 2024 Repriced Term Loans) the Company’s existing term loans scheduled to mature on November 22, 2028, and to pay related fees and expenses.

Borrowings under the New Term Loans bear interest at a rate per annum equal to, at the Company’s option, either the sum of Term SOFR plus a margin of 1.75%, or the sum of an alternative base rate plus a margin of 0.75%. The 2024 Repriced Term Loans are due upon maturity. The 2024 Replacement Term Loans amortize in equal quarterly installments at a rate per annum (expressed as a percentage of their original principal amount) of 1%, subject to customary adjustments in the event of any prepayment, with the balance due upon maturity.

Borrowings under the New Term Loans may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of SOFR-based borrowings and a 1.00% prepayment premium in the case of any “repricing transaction” within six months of the closing date.

The Company’s obligations under the New Term Loans are guaranteed by certain of the Company’s subsidiaries, and those obligations and the guarantees are secured by all the capital stock of the Company and its subsidiaries and substantially all the non-real estate assets of the Company and certain of its subsidiaries.

The Credit Agreement contains a number of customary covenants that, among other things, limit or restrict the ability of the Company and its restricted subsidiaries to dispose of certain assets, incur or guarantee additional indebtedness, repurchase or repay senior notes upon the occurrence of a change of control, make dividends and other restricted payments (including redemption of its stock, prepayments of subordinated obligations and making investments), incur or maintain liens, extend or refinance the asset-based senior secured revolving credit facility or engage in certain transactions with affiliates. The Credit Agreement also restricts the ability of the Company to engage in mergers or sell substantially all of its assets.

The Credit Agreement contains a number of customary events of default including non-payment of principal, interest or other amounts, violation of covenants, material inaccuracy of representations or warranties, cross payment default and cross acceleration to other material indebtedness, certain bankruptcy events, certain ERISA events, invalidity of material guarantees or security interests, material judgments and change of control.

The foregoing description of the Term Loan Amendment is not complete and is qualified in its entirety by the full text of the Term Loan Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Senior Notes due 2033

On October 3, 2024, the Company completed its previously announced offering of $500 million aggregate principal amount of its 5.750% Senior Notes due 2033 (the “Notes”). The terms of the Notes are governed by an indenture dated as of October 3, 2024 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

The Notes mature on April 15, 2033 and bear interest at a rate of 5.750% per year payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2025. The Notes are unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing and future wholly-owned domestic subsidiaries that provide guarantees under the Company’s senior secured term loan credit facilities.

At any time prior to October 15, 2027, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, as described in the Indenture. Beginning on October 15, 2027, the Company may redeem some or all of the Notes at any time, and from time to time, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, at any time and from time to time on or prior to October 15, 2027, the Company may choose to redeem up to 40.0% of the aggregate principal amount of the Notes outstanding with the proceeds of certain equity offerings at a redemption price equal to 105.750% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, so long as 50% of the original aggregate amount of the Notes remains outstanding immediately after such redemption.

If the Company experiences a Change of Control Triggering Event (as defined in the Indenture), the Company is required to offer to repurchase the Notes at 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to enter into certain sale and leaseback transactions, create or incur certain liens, and transfer all or substantially all of the Company’s assets or enter into merger or consolidation transactions.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the Notes, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency.

The Notes have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The foregoing summary and description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this

Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated October 3, 2024, by and among US Foods, Inc., the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.
10.1	Thirteenth Amendment to the Credit Agreement, dated as of October 3, 2024, by and among US Foods, Inc., the other Loan Parties party thereto, Citicorp North America, Inc. and the lender party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 3, 2024	US Foods Holding Corp.

	By:	/s/ Dirk J. Locascio
Dirk J. Locascio
Chief Financial Officer